Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, no par value, of Electra Battery Materials Corp and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of July 24, 2025.

July 24, 2025
(Date)

WHITEBOX ADVISORS LLC

/s/ Gina Scianni
(Signature)
Gina Scianni Associate General Counsel & Deputy Chief Compliance Officer
(Name/Title)

July 24, 2025
(Date)

WHITEBOX GENERAL PARTNER LLC

/s/ Gina Scianni
(Signature)
Gina Scianni Authorized Signatory
(Name/Title)